EX-FILING FEES

Calculation of Filing Fee Tables

Form F-4
(Form Type)

Inter & Co, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A common shares, par value US$0.0000025	Other	6,028,500	(3)(4)	—	US$	35,550,254.53	(5)	US$	0.0000927	US$	3,295.51
Fees Previously Paid	—	—	—	—		—		—			—		—
	Total Offering Amounts											US$	3,295.51
	Total Fees Previously Paid												—
	Total Fee Offsets												—
	Net Fee Due											US$	3,295.51

(1)	The securities being offered hereby will be initially issued in the form of Brazilian Depositary Shares of the registrant, referred to as Inter & Co BDRs. Each Inter & Co BDR represents one Class A common shares, par value US$0.0000025 of Inter & Co, Inc., referred to as Inter & Co Class A Common Shares. The Inter & Co BDRs will be issuable upon deposit of Inter & Co Class A Common Shares with Banco Bradesco S.A., acting as the depositary.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional Inter & Co, Inc. Class A Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	This registration statement relates to the registration statement on Form F-4, as amended (file number 333-260701), declared effective on May 4, 2022 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Registration Statement (US$3,216,763,927.00), or $643,352,785.40, may be registered hereby.
(4)	Represents the product of (a) the additional number of Class A Shares number of Class A common shares, US$0.0000025 par value, of the registrant issuable upon completion of the Proposed Transaction described in the Prior Registration Statement and represents 24,114,000 preferred shares of Banco Inter and 12,057,000 common shares of Banco Inter issuable pursuant to stock option plans approved after the first public filing of the Prior Registration Statement and (b) 0.16666666667, which is the exchange ratio under the Proposed Transaction. The amount to be registered includes the Class A Common Shares to be held by the depositary of the Brazilian Depositary Receipts to be issued by the registrant as part of the consideration in the Proposed Transaction.
(5)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (a) the product of (x) US$0.96 (the average of the high and low prices of Banco Inter common stock as reported on B3 on May 4, 2022, calculated at the exchange rate of Brazilian reais per U.S. dollar of R$5.0093 (as reported by the Brazilian Central Bank on May 4, 2022)) times (y) the number of common shares of Banco Inter issuable pursuant to Banco Inter’s stock option plans approved after the first public filing to the Prior Registration Statement plus (b) the product of (x) US$0.99 (the average of the high and low prices of Banco Inter preferred stock as reported on B3 on May 4, 2022, calculated at the exchange rate of Brazilian reais per U.S. dollar of R$5.0093 (as reported by the Brazilian Central Bank on May 4, 2022)) times (y) the number of preferred shares of Banco Inter issuable pursuant to Banco Inter’s stock option plans approved after the first public filing of the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

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